                                                                   Exhibit 10.11

                 TRADE NAME AND SERVICE MARK LICENSE AGREEMENT
                 ---------------------------------------------

     THIS TRADE NAME AND SERVICE MARK LICENSE AGREEMENT ("Agreement") is made as of June 3, 1998 by and between ITT Sheraton Corporation, a Delaware corporation ("Licensor"), and ITT Educational Services, Inc., a Delaware corporation ("Licensee") (individually a "Party", and collectively, "Parties").

     WHEREAS, pursuant to that certain Trade Name and Service Mark License Agreement dated December 19, 1994 between ITT Corporation, formerly a Delaware corporation and now named ITT Industries, Inc., an Indiana corporation ("ITT") and Licensee ("Prior Agreement"), and that certain Intercompany Agreement dated December 19, 1994 between ITT and Licensee ("Intercompany Agreement"), ITT permitted Licensee to make specified uses of the Licensed Mark (as hereinafter defined) of Licensor in connection with conducting the Business of Licensee (as hereinafter defined);

     WHEREAS, the Prior Agreement was assigned by ITT to ITT Destinations, Inc. pursuant to an Assignment Agreement effective as of November 2, 1995;

     WHEREAS, the Prior Agreement was assigned by ITT Destinations, Inc. to ITT Sheraton Corporation pursuant to an Assignment Agreement effective as of December 19, 1995;

     WHEREAS, the Parties wish to terminate the Prior Agreement and the provisions in the Intercompany Agreement relating to Licensee's use of the Licensed Mark in connection with conducting the Business of Licensee and replace such provisions with the provisions set forth herein;

     WHEREAS, Licensor is the sole owner of the Licensed Mark and Licensee desires to continue to use the Licensed Mark in its corporate and trade name and as a service mark and trademark in connection with conducting the Business of Licensee;

     WHEREAS, ITT assigned all right, title and interest in and to the Licensed Mark to ITT Destinations, Inc. pursuant to a Trademark Assignment Agreement effective as of November 2, 1995;

     WHEREAS, ITT Destinations, Inc. assigned all right, title, and interest in and to the Licensed Mark to Licensor pursuant to a Trademark Assignment Agreement effective as of December 19, 1995; and

     WHEREAS, subject to the Licensee's observation of the terms, conditions and provisions contained herein, Licensor is willing to grant Licensee certain rights to use the Licensed Mark in connection with conducting the Business of Licensee.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

I.   DEFINITIONS

     A. Licensed Mark. The term "Licensed Mark" shall mean the "ITT" corporate and trade name, service mark and trademark "ITT" as set forth in Exhibit A.

     B. Business of the Licensee. The term "Business of the Licensee" shall mean the Licensee's business as currently conducted by the Licensee and generally described in its Annual Report on Form 10-K for the year ending December 31, 1997.

     C. Affiliate. An "Affiliate" of any Person means any other Person controlling, controlled by or under common control with such first Person, where "Control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise. Without limiting the generality of the foregoing, for purposes of this Agreement, ITT Corporation, a Nevada corporation, Starwood Hotels & Resorts Worldwide, Inc. a Maryland corporation, and each of their respective Affiliates are Affiliates of Licensor.

     D. Person. The term "Person" means an individual, a partnership, a corporation, a limited liability company, as association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     E. Subsidiary. A "Subsidiary" of any Person means any other Person of which (or in which) such first Person owns, directly or indirectly, 40% or more of the equity interests or has the power to direct the management and policies of such second Person whether through the ownership of voting securities, contract or otherwise.

     F. "Change in Control". As it relates to Licensee, "Change in Control" shall mean the occurrence of any one of the following events:

          (i) a report on Schedule 13D shall be filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the "Act") disclosing that any person (within the meaning of Section 13(d) of the Act) other than Licensor, an Affiliate of Licensor, Licensee, a Subsidiary of Licensee, or any employee benefit plan sponsored by Licensee, a Subsidiary of Licensee, Licensor, or an Affiliate of Licensor is the beneficial owner directly or indirectly of twenty percent (20%) or more of the outstanding voting common stock and other voting equity securities of Licensee (the "Common Stock") provided, that an acquisition by any such person of Common Stock from Licensor and its Affiliates in and of itself shall not constitute a Change of Control under this clause;

          (ii) any person (within the meaning of Section 13(d) of the Act) other than Licensee, a Subsidiary of Licensee, Licensor, or an Affiliate of Licensor or any employee benefit plan sponsored by Licensee, a Subsidiary of Licensee, Licensor, or an Affiliate of Licensor shall purchase or acquire pursuant to a tender offer or exchange offer any Common Stock (or securities convertible into such Common Stock), for cash, securities or any other consideration, provided that after consummation of the offer, the person in question is the beneficial owner (as such term is defined in Rule 13d-3 under the Act) directly or indirectly of twenty percent (20%) or more of the outstanding Common Stock (calculated as provided in paragraph (d) of Rule 13d-3 under the Act in the case of rights to acquire Common Stock) unless such purchase was approved by the Board of Directors of Licensor; or

          (iii) the stockholders of Licensee shall approve (a) any consolidation or merger of Licensee in which Licensee is not the continuing or surviving corporation or pursuant to which all shares of Common Stock would be converted into cash, securities or other property, other than a merger of Licensee in which holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of Licensee.

     G. "Permitted Manner of Use" shall mean use of the Licensed Mark in accordance with all legal requirements and also with Licensor's current Graphic Standards Manual as may be reasonably amended from time to time by Licensor.

     H. "Phaseout Period" shall be a period of twelve (12) months from the termination of this Agreement during which period all use of the Licensed Mark by Licensee and its sublicensees permitted under Section II.B. hereof, as the case may be, shall be phased out in accordance with the provisions of this Agreement.

     I. "Effective Date" shall be the date that the shares of Common Stock offered by ITT Corporation, a Nevada corporation, pursuant to the Registration Statement (File No. 333-46267) first filed with the Securities and Exchange Commission on Form S-3 on February 13, 1998 are sold.

II.  LICENSE

     A. Grant. Subject to the terms and conditions of this Agreement, Licensor hereby grants to Licensee, during the term of this Agreement, a non-exclusive, non-transferable, worldwide, royalty-free license to use the Licensed Mark in accordance with the applicable Permitted Manner of Use solely in connection with the operation of the Business of the Licensee and solely in the following manner:

          (1) in its corporate name, in its popular name and in the name of its schools in and only in the following manner: "ITT Educational Services, Inc."; "ITT Educational Services"; "ITT Technical Institute(s)"; "ITT Tech"; or, as may otherwise be authorized in writing by Licensor; and

          (2) as a trademark and service mark for the purpose of conducting the Business of Licensee.

     B. Sublicensing. Licensee shall not sublicense, sell, share or otherwise transfer any of its rights under this Agreement to any other person or entity, and any attempted sublicense shall be null and void and shall immediately terminate this Agreement and the license granted herein. Notwithstanding the foregoing, Licensee may sublicense its rights hereunder to any of its current and future Subsidiaries conditioned upon and so long as: (i) any and all sublicensees execute a written agreement agreeing to be bound by the terms of this Agreement; (ii) Licensee guarantees that the performance of any and all such sublicensees shall be in compliance with the terms of this Agreement; and (iii) such sublicensee continues to be a Subsidiary of License.

     C. Reservation of Rights. No rights or licenses, express or implied, other than those granted in Section II.A, are granted by this Agreement to Licensee under any intellectual property owned or controlled by Licensor. The rights granted to Licensee pursuant to this Agreement are subject to all pre-existing contracts and to all rights of third parties related to the Licensed Mark. Licensor expressly reserves the right to use the Licensed Mark anywhere in the world and for any purpose, including in connection with any business operation, products manufactured or sold by or for Licensor or any services rendered by or for Licensor.

     D. Prior Agreement. The parties hereby agree that, as of the Effective Date, no other agreements shall govern use of the Licensed Mark by Licensee except for this Agreement. Therefore, the parties agree that the Prior Agreement is hereby terminated in its entirety.

III. TERM AND TERMINATION

     A. Term. This Agreement shall continue in full force and effect, unless earlier terminated as provided herein, for seven (7) years from the Effective Date; provided that, Licensee may extend the term of this Agreement for up to an additional five (5) years (subject to earlier termination as provided herein) by giving written notice to Licensor no earlier than two (2) years and no later than six (6) months prior to the seventh anniversary of the Effective Date. If Licensee gives such notice, Licensee and Licensor shall negotiate in good faith to determine the royalties, if any, to be paid by Licensee to Licensor during any such extension. If the parties are unable to reach agreement on such royalties, this Agreement shall terminate on the seventh anniversary of the Effective Date, unless earlier terminated as provided herein.

     B. Termination. Licensor shall have the right to terminate this Agreement immediately: (i) if Licensee breaches any term or condition of this Agreement and fails to remedy such breach within thirty (30) days after receipt of written notice from Licensor of such breach; (ii) if proceedings are instituted by or against Licensee under federal or state bankruptcy laws or an assignment or receivership is established for the benefit of the creditors of Licensee; or (iii) upon any direct or indirect Change in Control of Licensee.

     C. Effect of Termination. Upon expiration or termination of this Agreement for any reason, Licensee and its sublicensees shall phase out all use of the Licensed Mark during the Phaseout Period. By the end of the Phaseout Period Licensor and its sublicensees shall fully discontinue all use of the Licensed Mark. Within five (5) business days after the end of the Phaseout Period, an officer of Licensee shall certify in writing to Licensor that Licensee has complied with the terms of this Section III.C.

IV.  LIMITATIONS

     A. Usage. Except as provided in Section II.A, Licensee shall not make any use of the Licensed Mark or any term, phrase or design which is confusingly similar to, or a colorable imitation of, the Licensed Mark in any manner whatsoever, including but not limited to: (i) any use as part of a corporate, assumed or trade name; (ii) as a product name;
          (iii) as a trademark or service mark; (iv) in advertising or promotional activities; (v) on stationery, business cards or similar materials; or (vi) directly or indirectly in connection with, or in relation to, any activity or agreement.

     B. Ownership. Any and all right, title or interest in, to or under the Licensed Mark which may accrue to the benefit of, or be acquired by, Licensee as a result of its exercise of the rights and licenses granted pursuant hereto shall be assigned to and inure to the sole benefit of Licensor; and Licensee hereby assigns to Licensor any and all such right, title and interest, along with any goodwill pertaining thereto. Licensee shall not assert any claim of ownership of, or any claim to, any goodwill or reputation associated with the Licensed Mark, by reason of Licensee's licensed use thereof or otherwise. Licensee shall not take any action or omission in derogation of any of the rights of Licensor in the Licensed Mark, either during the term of this Agreement or thereafter.

     C. Markings. As of the Effective Date, for all new, revised or reprinted pamphlets, catalogs, and other promotional and educational materials (exclusive of television, radio and newspaper advertising and signage) used in the Business of Licensee, Licensee shall place the following notice prominently in connection with the use of the Licensed Mark:

               "ITT is a registered mark of and is used under license granted by ITT Sheraton Corporation."

V.   QUALITY CONTROL

     A. Quality Standards. In view of the past status of the Parties as affiliated companies, each Party's intimate knowledge with standards and procedures for assuring consistent quality, Licensor's knowledge of the standards and procedures used by Licensee under the Prior Agreement, the history of trouble-free services offered and provided by Licensee, Licensor recognizes the current quality standards of Licensee as acceptable standards. Licensee shall maintain such quality standards in connection with its use of the Licensed Mark that are substantially equivalent to or stricter than those standards used by Licensee with respect to the Licensed Mark prior to the Effective Date. Licensor shall have the right, at any time, to reasonably modify or supplement the quality standards to be maintained by Licensee by providing prior written notice to Licensee.

     B. Samples. At the reasonable request of Licensor and at the expense of Licensee, Licensee shall provide Licensor with copies, photographs or representative samples of materials bearing the Licensed Mark so that Licensor may determine whether Licensee is maintaining the quality standards set forth in Section V.A.

VI.  REGISTRATION AND ENFORCEMENT

     A. Registration. Registration and any other form of protection for the Licensed Mark shall only be obtained by Licensor in its name and at its expense. Licensee shall furnish Licensor with all reasonably requested information (including specimens and samples illustrative of the manner of use of the Licensed Mark) and documentation (including the execution and delivery of any and all true and correct affidavits, declarations. oaths and other documentation) to assist Licensor in obtaining and maintaining such trademark protection and registrations.

     B. Enforcement. Licensee shall take all reasonable steps and shall provide such materials. cooperation and assistance as may be reasonably required to assist Licensor in maintaining and enforcing the Licensed Mark. Licensee shall promptly notify Licensor of any actual or suspected infringement or misuse of the Licensed Mark by third parties. Licensor shall have the sole discretion to take action against such infringers or misusers or suspected infringers or misusers, and any and all recoveries resulting from such actions initiated by Licensor shall be retained by Licensor. Licensee shall not take any action with respect to any third party in an attempt to enforce any rights regarding the Licensed Mark without the prior written approval of Licensor.

     C. Licensed Mark Not Contested. Licensee shall not raise or cause to be raised any questions concerning or objections to the validity of the Licensed Mark in any jurisdiction, or to any registrations thereof or applications therefor, or to the sole proprietary rights of Licensor thereto, on any grounds whatsoever.

     D. Execution of Documents. At Licensor's request, Licensee shall assist Licensor in the procurement or maintenance of any filings or registrations for the Licensed Mark in any jurisdiction by providing any information available and executing any documents necessary therefor. The rights granted or to be granted hereunder to Licensee shall be recorded in any jurisdiction where such recordation is required by statute or in the sole discretion of Licensor is advisable, and Licensee and its sublicensees shall extend to Licensor their full cooperation in filing and completing any such recordation.

VII. REMEDY

     Licensee acknowledges that its breach of this Agreement would cause immediate and irreparable harm to Licensor for which money damages would be inadequate. Therefore, Licensor shall be entitled to injunctive relief for Licensee's breach of this Agreement without proof of actual damages and without the posting of bond or other security. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at law or in equity.

VIII. COVENANTS

     A. Registration. Licensee shall not seek to register the Licensed Mark or any term, phrase or design that is confusingly similar to, or a colorable imitation of, the Licensed Mark in any jurisdiction anywhere in the world, except with Licensor's prior written consent.

     B. Other Marks. Licensee shall not use the Licensed Mark in conjunction or in combination with any other trademark, service mark, corporate or trade name without Licensor's prior written consent, except with respect to any other trademark, service mark, corporate or trade name with which the Licensee is currently using the Licensed Mark in conjunction or combination.

     C. Proper Use. Except as specifically authorized in this Agreement, Licensee shall not use the Licensed Mark in any way that may impair Licensor's right, title or interest in or to the Licensed Mark or create confusion, deception or mistake of the purchasing public with respect to the source or origin or standards of quality of any products or services bearing the Licensed Mark.

     D. Compliance with Laws. Licensee shall use the Licensed Mark only In a manner that complies with the laws and regulations of the jurisdictions in which it is used.

IX. DEFENSE OF INFRINGEMENT CLAIMS. Licensor agrees to defend Licensee and/or any permitted sublicensee to the extent that any and all demands, suit, or actions ("Claims") solely arise out of an assertion or claim that the use of the Licensed Mark by Licensee or such sublicensees pursuant to the terms of this Agreement infringes the trade names or trademarks of a third party, provided, Licensee shall cooperate with, and assist, Licensor with respect to any such Claim by (i) promptly notifying Licensor of any such Claim,
     (ii) agreeing to be defended by counsel of Licensor's choice and to any reasonable settlement proposed by Licensor, except that if a third party should institute a legal action against Licensee and/or such sublicensee involving their alleged infringement of a third party mark based on their use of the Licensed Mark in the Business of Licensee then choice of counsel and the control of the legal action shall be mutual between Licensee and Licensor, (iii) promptly providing to Licensor any reasonably requested documents in its possession, custody, or control, and (iv) making its personnel familiar with the facts available to Licensor. The costs associated with any such defense shall be borne equally by Licensor and Licensee.

X. LIMITATION OF LIABILITY. EXCEPT AS OTHERWISE PROVIDED HEREIN, LICENSOR SHALL NOT BE LIABLE TO LICENSEE, ITS AFFILIATES OR ANY THIRD PARTY FOR ANY DAMAGES IN EXCESS OF $ 10,000 OR FOR ANY SPECIAL, CONSEQUENTIAL, EXEMPLARY OR INCIDENTAL DAMAGES (INCLUDING LOST OR ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME), ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR THE LICENSED MARK, WHETHER SUCH CLAIM IS BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY) OR OTHERWISE, EVEN IF AN AUTHORIZED REPRESENTATIVE OF LICENSOR IS ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SAME. LICENSEE ACKNOWLEDGES AND AGREES THAT PAYMENT BY LICENSOR OR THE RETENTION BY LICENSEE OF SUCH AMOUNT IS LIMITED BY THE FOREGOING SENTENCE AND SHALL BE ITS SOLE AND EXCLUSIVE REMEDY IN EXHAUSTION OF ALL OTHER REMEDIES UNDER THIS AGREEMENT, AT LAW OR IN EQUITY AND THAT SUCH REMEDY SHALL NOT BE DEEMED OR ALLEGED BY LICENSEE TO HAVE FAILED OF ITS ESSENTIAL PURPOSE.

XI. INDEMNIFICATION. Except for the Claims specifically provided for in Section IX of this Agreement, Licensee agrees to indemnify and hold harmless Licensor, its affiliates and its and their stockholders, directors, officers, employees, agents and assignees harmless and shall pay all losses, damages, fees, expenses or costs (including reasonable attorneys' fees) incurred by them based upon any claim demand, suit or proceeding alleging that Licensee's actions related to this Agreement violate any rights of any third party or alleging any breach by Licensee of any of its obligations herein. Licensor shall promptly notify Licensee of any such claim, demand, suit or proceeding, and Licensee, upon written request by Licensor, shall promptly defend and continue the defense of such claim, demand, suit or proceeding at Licensee's expense. If Licensee fails to undertake and continue such defense, Licensor shall have the right (but not the obligation) to make and continue such defense as it considers appropriate, and the expenses and costs thereof, including but not limited to attorneys' fees, out-of-pocket costs and the costs of an appeal and bond thereof, together with the amounts of any judgment rendered against Licensor shall be paid by Licensee upon demand. Nothing herein shall prevent Licensor from defending, if it so desires in its own discretion, any such claim, demand, suit or proceeding at its own expense through its own counsel, notwithstanding that the defense thereof may have been undertaken by Licensee.

XII. GENERAL

     A. Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived, provided that any such amendment or waiver will be binding only if such amendment or waiver is set forth in a writing executed by Licensor and Licensee. No course of dealing between or among any persons or entities having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

     B. Notices. All notices, demands and other communications given or delivered under this Agreement shall be in writing and shall be deemed to have been given when personally delivered, mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (with hard copy to follow). Notices, demands and communications shall, unless another address is specified in writing, be sent to the address or telecopy number indicated below.

          Notices to Licensor:
          --------------------
          ITT Sheraton Corporation
          777 Westchester Avenue
          White Plains, New York 10604
          ATTN: Vice President & Associate General
                Counsel - Intellectual Property
          Facsimile:  (914) 640-8277

          Notices to Licensee:
          -------------------
          ITT Educational Services, Inc.
          5975 Castle Creek Parkway N. Drive
          P. O. Box 50466
          Indianapolis, IN  46250-0466

          ATTN:      General Counsel
          Telecopy:  317/594-4384

     C. Binding Agreement Assignment. This Agreement and all of the provision hereof shall be binding upon and inure to the benefit of each of the Parties' successors and permitted assigns; provided, however, that Licensee may not assign, transfer, encumber or grant to any third party any interest in this Agreement or in any of its rights, duties or obligations hereunder, by operation of law or otherwise, without the prior written consent of Licensor. Notwithstanding the foregoing,
          (i) Licensee may assign its rights and obligations hereunder to its successor-in-interest as part of a merger or consolidation of Licensee in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as immediately before, and
          (ii) Licensor may assign any of its rights and obligations hereunder, including without limitation in connection with any merger, sale of assets (whether or not as part of any sale of substantially all the assets of Licensor or as part of any group of assets) or otherwise.

     D. Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

     E. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by both Parties to express their mutual intent, and no rule of strict construction shall be applied against either Party.

     F. Caption. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

     G. Entire Agreement. This Agreement contains the entire agreement between the Parties with respect to the subject matter hereof and supersedes any previous understandings or agreements, whether written or oral, in respect of such subject matter.

     H. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

     I. Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

     J. Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person or entity other than the Licensor and Licensee and their respective successors and permitted assigns any rights or remedies under or by virtue of this Agreement, and no third-party beneficiaries shall be deemed created hereby.

     K. Survival. The obligations and the rights of the Parties under Sections III.C and lV.B and under Articles VI, VII, IX, X, XI and XII shall survive the expiration or termination of this Agreement for any reason.

     L. Required Approvals. Licensee shall obtain all necessary licenses, permits and approvals of this Agreement required by any government or governmental agency, at Licensee's sole cost and expense.

     M. Compliance with Laws. Each of the Parties shall comply with all applicable laws, rules, regulations and orders of the United States, all other jurisdictions and any agency or court thereof

     N. Relationship of Parties. Neither of the Parties shall act or represent or hold itself out as having authority to act as an agent or partner of the other Party, or in any way bind or commit the other Party to any obligations. Any such act will create a separate liability in the Party so acting to any and all third parties affected thereby. The rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective, and nothing contained in this Agreement in shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each Party being individually responsible only for its obligations as set forth in this Agreement.

     O. Further Assurances. Each Party agrees to execute such other documents and take all such actions as the other Party may reasonably request to effect the terms of this Agreement.

                                  * * * * * *

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ITT SHERATON CORPORATION                  ITT EDUCATIONAL SERVICES, INC.


By:  /s/ James D. Latham                  By: /s/ Clark D. Elwood
     ---------------------                    ---------------------------------
Name:  James D. Latham                    Name:  Clark D. Elwood
      --------------------                      -------------------------------
Title:  Sr. Vice President                Title: Senior Vice President, General
       -------------------                       ------------------------------
                                                      Counsel and Secretary

                                   EXHIBIT A


                          ---------------------------

                                      ITT

                          ---------------------------